Exhibit 15.2

Consent Of Independent Registered Public Accounting Firm

We have issued our report dated March 15, 2023 with respect to the financial statements of Caesarstone Australia Pty Ltd. for the period ended December 31, 2022 included in the Annual Report of Caesarstone Ltd. on Form 20-F, for the year ended December 31, 2024.

We consent to the incorporation by reference of said report in the Registration Statements of Caesarstone Ltd. on Forms S-8 (File No. 333-180313, 333-210444 and 333-251642).

GRANT THORNTON AUDIT PTY LTD

Melbourne, Australia
March 05, 2025